UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BURTECH ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	6770	85-2708752
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

BurTech Acquisition Corp.
1300 Pennsylvania Ave NW, Suite 700

Washington, DC 20004
Telephone: (202) 600-5757
 (Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $0.0001 par value	Nasdaq Stock Market LLC
Warrants	Nasdaq Stock Market LLC
Units	Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333- 258914.

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

On December 08, 2021 BurTech Acquisition Corp. filed a Form 8-A (File No. 001-41139) where the name of the Exchange on which securities are to be registered was entered incorrectly and should have read “Nasdaq Stock Market LLC” for all classes of securities being registered. This Amendment No. 1 is being filed solely to correct the name of the Exchange on which the securities are to be registered for all classes to “Nasdaq Stock Market LLC”. Other than amending the name of the Exchange on the face page of this document, there have been no other changes made.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the Class A common stock, warrants and units to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in BurTech Acquisition Corp.’s (the “Registrant”) Registration Statement on Form S-1 (Registration No. 333-258914) initially filed with the Securities and Exchange Commission on August 19, 2021, as amended from time to time (the “Registration Statement”). This information is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 9, 2021	BurTech Acquisition Corp.

	By:	/s/ Shahal Khan
	Name:	Shahal Khan
	Title:	Chief Executive Officer